Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is effective as of the ___ day of November, 2022, by and between SOCIETAL CDMO GAINESVILLE, LLC, a Massachusetts limited liability company (“Seller”), and WEEKLEY HOMES, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated August 11, 2022 (the “Contract”) for certain property located in Hall County, Georgia, as more particularly described in the Contract.

B. Seller and Buyer desire to amend the Contract as set forth below.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.
Incorporation of Recitals. The recitals set forth above are incorporated herein and made a part of this Amendment to the same extent as if set forth herein in full.
2.
Defined Terms. Capitalized terms used but not defined in this Amendment will have the meanings given to them in the Contract.
3.
Inspection Period. Notwithstanding anything to the contrary in the Contract, the Inspection Period will expire at 5:00 p.m. Eastern Standard Time on January 23, 2023.
4.
Sewer Confirmation Date. Notwithstanding anything to the contrary in the Contract, the Sewer Confirmation Date will be April 10, 2023.
5.
LDP Outside Date. Notwithstanding anything to the contrary in the Contract, the LDP Outside Date will be June 7, 2023, subject to the two (2) LDP Extension Options set forth in Section 7(c) of the Contract.
6.
Ratification of Contract; Conflict. The Contract, as amended by this Amendment, is hereby ratified and affirmed by Seller and Buyer and will continue in full force and effect. If any conflict arises between the terms of this Amendment and the terms of the Contract, the terms of this Amendment will control.
7.
Governing Law. This Amendment will be construed and enforced in accordance with the laws of the State of Georgia.
8.
Binding Effect; Entire Agreement. This Amendment: (a) is binding upon and inures to the benefit of the parties and their respective successors and assigns; (b) may be modified or amended only in writing signed by each party; (c) may be executed by electronic signatures, including DocuSign, and in several counterparts, and by the parties on separate counterparts, and each counterpart, when so executed and delivered, will constitute an original agreement, and all such separate counterparts will constitute one and the same agreement; and (d) embodies the entire agreement and understanding between the parties with respect to the subject matter of this Amendment and supersedes all prior agreements relating to such subject matter.

[Signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal as of the date and year first written above.

“SELLER”:

SOCIETAL CDMO GAINESVILLE, LLC,
a Massachusetts limited liability company

By: /s/ Ryan D. Lake

Name: Ryan D. Lake

Title: CFO

[Signatures continue on following page]

“BUYER”:

WEEKLEY HOMES, LLC,
a Delaware limited liability company

By: /s/ John Burchfield

Name: John Burchfield

Title: General Counsel